Exhibit 23



               Consent of Ernst & Young, LLP, Independent Auditors

         We consent to the incorporation by reference in the following registration statements on Form-S-8 of Vishay Intertechnology, Inc. and in the related Prospectuses of our report dated February 8, 1999, (except for Note 16, as to which the date is March 26, 1999), with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998.


                 Registration
               Statement Number                                    Description
-------------------------------------------------------------------------------

                    33-7850                       1986 Employee Stock Plan of
                                                    Vishay Intertechnology, Inc.

                    33-7851                       1986 Employee Stock Plan of
                                                    Dale Electronics, Inc.

                   33-59609                       Vishay Intertechnology, Inc.
                                                  1995 Stock Option Program







Philadephia, Pennsylvania
March 31, 1999